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                                                                    EXHIBIT 11.1


              CAMBRIDGE TECHNOLOGY PARTNERS (MASSACHUSETTS), INC.
             STATEMENTS REGARDING COMPUTATION OF EARNINGS PER SHARE
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


                                      Three Months Ended September 30,    Nine Months Ended September 30,
                                      --------------------------------    -------------------------------
                                          1996                1995           1996             1995
                                      ------------       -------------    ------------     --------------

Net income                              $ 5,241              $ 3,138         $14,042             $ 9,070
                                        =======              =======         =======             =======

Pro forma net income                    $ 5,241              $ 3,031         $14,042             $ 8,855
                                        =======              =======         =======             =======


Weighted average number of
 common shares outstanding               45,880               43,899          45,537              43,623

Dilutive effect of common
 equivalent shares of stock
 options and warrants                     7,978                6,639           7,247               6,267
                                        -------              -------         -------             -------

Weighted average number of
 common and common
 equivalent shares outstanding            53,858              50,538          52,784              49,890
                                         =======             =======         =======             =======

Net income per share (1)                 $   .10             $   .06         $   .27             $   .18
                                         =======             =======         =======             =======

Pro forma net income per share (1)       $   .10             $   .06         $   .27             $   .18
                                         =======             =======         =======             =======

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    (1)  Primary and fully diluted income per share are the same for each periods presented.

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